                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

              ___________________________________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) _____
              ___________________________________________________

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                              13-5266470
                                                            (I.R.S. employer
                                                            identification no.)

   399 Park Avenue, New York, New York                        10043
   (Address of principal executive office)                  (Zip Code)

              ___________________________________________________

                          El Paso Natural Gas Company
              (Exact name of obligor as specified in its charter)

    Delaware                                                   74-0608280
    (State or other jurisdiction of                         (I.R.S. employer
    incorporation or organization)                          identification no.)

    One Paul Kayser Center
    El Paso, TX
                                                               79901
    (Address of Principal Executive Offices)                (Zip Code)

              ___________________________________________________

                                Debt Securities
                      (Title of the indenture securities)

Item 1.          GENERAL INFORMATION.

                 Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                 Name                                       Address
                 ----                                       -------

                 Comptroller of the Currency,               Washington, D.C.

                 Federal Reserve Bank of New York           New York, NY

                 Federal Deposit Insurance Corporation      Washington, D.C.

          (b)    Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2.          AFFILIATIONS WITH OBLIGOR.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None.

Item 16.  LIST OF EXHIBITS.

                 Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

                 Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

                 Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

                 Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

                 Exhibit 5 -  Not applicable.

                 Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

                 Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A (as of March 31, 1994 - attached).

                 Exhibit 8 -  Not applicable.

                 Exhibit 9 -  Not applicable.


              ___________________________________________________

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 17th day of August, 1994.


                                              CITIBANK, N.A.


                                              By  /s/ ROBERT T. KIRCHNER
                                                  Robert T. Kirchner
                                                  Vice President

                               Charter No. 1461

                         Comptroller of the Currency
                            Northeastern District
                             REPORT OF CONDITION
                                CONSOLIDATING
                             DOMESTIC AND FOREIGN
                               SUBSIDIARIES OF

                                CITIBANK, N.A.

             OF NEW YORK IN THE STATE OF NEW YORK, AT THE CLOSE OF BUSINESS ON MARCH 31, 1994, PUBLISHED IN RESPONSE
             TO CALL MADE BY COMPTROLLER OF THE CURRENCY UNDER TITLE 12, UNITED STATES CODE, SECTION 161 CHARTER NUMBER 1461 COMPTROLLER OF THE CURRENCY NORTH-EASTERN DISTRICT

                               ASSETS
                                                                                               THOUSANDS
                                                                                               OF DOLLARS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin . . . . . . . . . . . . . . . . . .    $   6,452,000
  Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7,339,000
Securities:
  Held-to-maturity securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,923,000
  Available-for-sale securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9,604,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:
  Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,416,000
  Securities purchased under agreements to resell  . . . . . . . . . . . . . . . . . . .        3,128,000
Loans and lease financing receivables:
  Loans and leases, net of unearned income . . . . . . . . . . . . . . .   $ 116,456,000
  LESS: Allowance for loan and lease losses  . . . . . . . . . . . . . .       3,578,000
                                                                           -------------
  Loans and leases, net of unearned income and allowance . . . . . . . . . . . . . . . .      112,878,000
Assets held in trading accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38,412,000
Premises and fixed assets (including capitalized leases) . . . . . . . . . . . . . . . .        3,107,000
Other real estate owned  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,170,000
Investments in unconsolidated subsidiaries and associated companies  . . . . . . . . . .        1,008,000
Customers' liability to this bank on acceptances outstanding . . . . . . . . . . . . . .        1,368,000
Intangible assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15,000
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7,397,000
                                                                                            -------------
TOTAL ASSETS                                                                                $ 199,217,000
                                                                                            =============

                           LIABILITIES

Deposits:
  In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  34,936,000
    Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . . . .   $  12,668,000
    Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . .      22,268,000
                                                                           -------------
  In foreign offices, Edge and Agreement subsidiaries, and IBFs  . . . . . . . . . . . .      100,380,000
    Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . . . .   $   6,932,000
    Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . .      93,448,000
                                                                           -------------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:
  Federal funds purchased  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,556,000
  Securities sold under agreements to repurchase . . . . . . . . . . . . . . . . . . . .        1,568,000
Trading liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       21,074,000
Other borrowed money:
  With original maturity of one year or less . . . . . . . . . . . . . . . . . . . . . .        7,837,000
  With original maturity of more than one year . . . . . . . . . . . . . . . . . . . . .        3,844,000
Mortgage indebtedness and obligations under capitalized leases . . . . . . . . . . . . .          220,000
Bank's liability on acceptances executed and outstanding . . . . . . . . . . . . . . . .        1,386,000
Notes and debentures subordinated to deposits  . . . . . . . . . . . . . . . . . . . . .        4,700,000
Other liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9,121,000
                                                                                            -------------
TOTAL LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 187,622,000
                                                                                            -------------

                          EQUITY CAPITAL

Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     751,000
Surplus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5,928,000
Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . . . . . . .        5,373,000
Net unrealized holding gains (losses) on available-for-sale securities . . . . . . . . .          191,000
Cumulative foreign currency translation adjustments  . . . . . . . . . . . . . . . . . .         (648,000)
                                                                                            -------------
TOTAL EQUITY CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  11,595,000
                                                                                            -------------
TOTAL LIABILITIES AND EQUITY CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 199,217,000
                                                                                            =============


             I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                            ROGER W. TRUPIN

             We, the undersigned directors, attest to the correctness of this Report of Condition.
             We declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

             PAUL J. COLLINS          )
             PEI YUAN CHIA            )           Directors
             CHRISTOPHER J. STEFFEN   )